UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into this Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Director

On April 14, 2014, Mr. Craig Nard tendered, and on April 15, 2014, the board of directors (the “Board”) of Marathon Patent Group, Inc. (the “Company”) accepted, his resignation from his position as a member of the Board. The resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of New Director

On April 15, 2014 the Board appointed Mr. Edward Kovalik to fill the vacancy created by the resignation of Mr. Nard.  The Board has determined that Mr. Kovalik qualifies as an independent director under the rules of the NASDAQ Stock Market LLC.

There is no family relationship between Mr. Kovalik and any of our other officers and directors.  There are no understandings or arrangements between Mr. Kovalik and any other person pursuant to which Mr. Kovalik was appointed as director.

Edward Kovalik

Edward Kovalik is the Chief Executive Officer and Managing Partner of KLR Group, which he co-founded in the spring of 2012. KLR Group is an investment bank specializing in the Energy sector. Ed manages the firm and focuses on structuring customized financing solutions for the firm’s clients. He has over 16 years of experience in the financial services industry. Prior to founding KLR, Ed was Head of Capital Markets at Rodman & Renshaw, and headed Rodman’s Energy Investment Banking team. Prior to Rodman, from 1999 to 2002, Ed was a Vice President at Ladenburg Thalmann & Co, where he focused on private placement transactions for public companies. Ed serves as a director on the board of River Bend Oil and Gas.

Grant of Stock Options

Pursuant to the terms of the Independent Director Agreement between the Company and Mr. Kovalik dated April 14, 2014 (the “Kovalik Agreement”), the Board approved the issuance of options to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”), with an exercise price equal to the closing price of the Company’s common stock on April 15, 2014, which was $6.59 per share.  The options granted to Mr. Kovalik have an expiration date of April 15, 2019 and will vest pro rata on a monthly basis over a twelve month period commencing April 15, 2014 provided that Mr. Kovalik remains a member of the Board on a continuous basis through each vesting date.

The foregoing description of the principal terms of the Kovalik Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Kovalik Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Independent Director Agreement between the Company and Edward Kovalik dated April 14, 2014

99.1	Resignation Letter of Mr. Nard dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 18, 2014

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer